AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA EDGAR, ON OCTOBER 30,
 1997
                                                           REGISTRATION NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ____________________

                          MIRAGE RESORTS, INCORPORATED
             (Exact name of Registrant as specified in its charter)
                              ____________________

                    NEVADA                         88-0058016
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)      Identification Number)
                              ____________________

            3400 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA 89109
                                 (702) 791-7111
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

                            BRUCE A. LEVIN, ESQUIRE
                          MIRAGE RESORTS, INCORPORATED
                         3400 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109
                                 (702) 791-7111
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                  PLEASE SEND A COPY OF ALL CORRESPONDENCE TO:

                           HOWELL J. REEVES, ESQUIRE
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                             111 SOUTH 15TH STREET
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 977-2000
                              ____________________

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                              ____________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  /   /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /   / ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /   / ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. /x/
                              ____________________

                        CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                    Proposed           Maximum
                                   Amount           Maximum           Aggregate         Amount of
Title of Each Class of             to be         Offering Price        Offering       Registration
Securities to be Registered    Registered (1)   Per Unit (2)(3)    Price (1)(2)(3)       Fee(4)

Debt Securities (5)........
Preferred Stock,
     $.10 par value (5)....
Depositary Shares (6)......     $750,000,000              100%     $750,000,000          $227,273
Common Stock,
     $.004 par value (5)...
Warrants (5)...............
=================================================================================================

(1) In United States dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). The aggregate initial offering price of the above-referenced securities (collectively, the "Securities") registered hereby will not exceed $750,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the issue price of any shares of Common Stock, the liquidation preference (or, if different, the issue price) of any shares of Preferred Stock and the issue price of any Warrants (but not the exercise price of any Securities issuable upon the exercise of such Warrants).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(3) No separate consideration will be received for (i) any Depositary Shares representing shares of Preferred Stock or (ii) any Debt Securities, shares of Common Stock or shares of Preferred Stock that may be issuable upon conversion of, or in exchange for, convertible or exchangeable Debt Securities or Preferred Stock (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities
     Act).

(4) Calculated pursuant to Rule 457 under the Securities Act, based upon bona fide estimate as of the date hereof of the maximum aggregate offering price.

(5) Includes such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Common Stock and Preferred Stock, such indeterminate number of Warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock and such indeterminate principal amount of Debt Securities, or number of shares of Common Stock or Preferred Stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable Debt Securities, Preferred Stock or Warrants (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act).

(6) Represents such indeterminate number of Depositary Shares as may be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement.
     In the event that the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interests and such shares of Preferred Stock will be issued to a Depositary under the terms of a Deposit Agreement.

                             _____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



*******************************************************************************

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such State.

*******************************************************************************

                  SUBJECT TO COMPLETION DATED OCTOBER 30, 1997
                                   PROSPECTUS

                                  $750,000,000
                          MIRAGE RESORTS, INCORPORATED
                                   SECURITIES

                              ------------------

     Mirage Resorts, Incorporated, a Nevada corporation (the "Company"), may offer from time to time (i) its debt securities (the "Debt Securities"), which may be any of senior secured Debt Securities, senior unsecured Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities, in each case consisting of bonds, debentures, notes and/or other evidences of indebtedness, (ii) shares of its common stock, $.004 par value (the "Common Stock"), (iii) shares of its preferred stock, $.10 par value (the "Preferred Stock"), in one or more series, which may be issued in the form of depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts"), and (iv) warrants to purchase Debt Securities, or shares of Common Stock or Preferred Stock (the "Warrants"), in each case, as shall be designated by the Company at the time of the offering thereof. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to in this Prospectus as the "Securities" and will have an aggregate initial offering price of up to $750,000,000, or the equivalent thereof in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered separately or together (in any combination) and as separate series, in any case in amounts, at prices and on terms to be determined at the time of sale.

     The form in which the Securities are to be issued, their specific title or designation, authorized denominations, aggregate principal amount or aggregate initial offering price, maturity, if any, rate or rates (which may be fixed or variable) (or the manner of calculation thereof) and times of payment of interest or dividends, if any, redemption, repayment, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, additional covenants, if any, and other specific terms will be set forth in a Prospectus Supplement (including any related terms sheet) relating to such Securities (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.

     The Common Stock is traded on the New York Stock Exchange and the Pacific Exchange under the symbol "MIR." On October 29, 1997, the last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Tape, was $25 per share.

     The Securities may be offered directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                              ------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

         NEITHER THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING
        CONTROL  BOARD,  THE  MISSISSIPPI  GAMING  COMMISSION,  THE NEW
           JERSEY CASINO  CONTROL  COMMISSION  NOR  ANY OTHER GAMING
             REGULATORY AUTHORITY  HAS  PASSED  UPON  THE  ADEQUACY
              OR ACCURACY OF THIS PROSPECTUS  OR  THE  INVESTMENT
              MERITS  OF  THE  SECURITIES  OFFERED  HEREBY.   ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              ------------------

       THE DATE OF THIS PROSPECTUS IS                            , 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES,
                          SEE "PLAN OF DISTRIBUTION."

                              ------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, such as the Company, that file electronically with the Commission. Reports, proxy statements and other information regarding the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits and schedules thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the Commission's public reference facilities in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                              ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company (File No. 1-6697) with the Commission under the Exchange Act are incorporated by reference in this Prospectus as of their respective dates: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997; (iii) the Company's Current Reports on Form 8-K dated January 10, 1997 and August 1, 1997; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on July 23, 1980, as amended by Amendment No. 4 thereto filed on June 19, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to the Company's stockholders or proxy statement which is not deemed to be filed under those provisions. Any statement contained in this Prospectus, or in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently dated document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Written or oral requests for such copies should be directed to the Company at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention:
General Counsel; telephone number (702) 791-7111.

                              ------------------

                                  THE COMPANY

     The Company owns and operates some of the most successful, well-known casino-based entertainment resorts in the world. These resorts include (i) The Mirage, a hotel-casino and destination resort on the Las Vegas Strip, (ii) Treasure Island at The Mirage, a hotel-casino and destination resort adjacent to The Mirage, (iii) the Golden Nugget, a hotel-casino in downtown Las Vegas, and
(iv) the Golden Nugget- Laughlin, a hotel-casino in Laughlin, Nevada. The Company also owns a 50% interest in a joint venture which owns and operates the Monte Carlo Resort & Casino ("Monte Carlo"), a hotel-casino resort on the Las Vegas Strip which opened on June 21, 1996. The Company is currently constructing Bellagio, an elegant hotel-casino and destination resort on the Las Vegas Strip, and Beau Rivage, a luxurious hotel-casino and beachfront resort in Biloxi, Mississippi. When these properties are opened, the total number of hotel rooms at the Company's wholly owned properties will increase by approximately 59% and total casino square footage at such facilities will increase by approximately 95%. The Company is also planning to construct at least one major casino-based resort in Atlantic City, New Jersey, provided various conditions to which such project is subject are satisfied.

     The Company was incorporated in Nevada in 1949 as the successor to a partnership that began business in 1946. Its executive offices are located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone (702) 791-7111.

                               GAMING REGULATION

     The ownership and operation of casino gaming facilities are subject to extensive state and local regulation. The States of Nevada, where the Company's licensed gaming operations are currently conducted, and Mississippi, where the Company and its subsidiary which is constructing and will operate Beau Rivage are licensed, and other states, where the Company may conduct gaming operations in the future (including New Jersey), as well as the applicable local authorities in such states, require various licenses, findings of suitability, registrations, permits and approvals (individually, a "Gaming License" and collectively, "Gaming Licenses") to be held by the Company and its subsidiaries and joint ventures that are engaged in gaming operations. The Nevada Gaming Commission (the "Nevada Commission"), as well as the Mississippi Gaming Commission and the New Jersey Casino Control Commission (individually, a "Gaming Authority" and collectively, the "Gaming Authorities"), may, among other things, limit, condition, suspend or revoke a Gaming License or approval to own the stock or joint venture interest of any of the Company's licensed Nevada or Mississippi operations or any operations subsequently conducted in New Jersey, for any cause deemed reasonable by such licensing authority. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against the Company, such subsidiaries and joint ventures and the persons involved. The suspension or revocation of any of the Company's Gaming Licenses or levy on the Company of substantial fines or forfeiture of assets could have a material adverse effect on the business of the Company.

     To date, the Company has obtained all Gaming Licenses necessary for the operation of its existing gaming activities. However, Gaming Licenses and related approvals are deemed to be privileges under Nevada and Mississippi as well as New Jersey law, and no assurance can be given that any new Gaming License that may be required in the future will be granted or that existing Gaming Licenses will not be revoked or suspended.

     Any beneficial holder of Common Stock or any other class of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated and have such holder's suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would be inconsistent with the declared policies of the State of Nevada.

     Any person who acquires beneficial ownership of more than 5% of the Company's voting securities is required to report the acquisition to the Nevada Commission. Beneficial owners of more than 10% of the Company's voting securities are required to apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board (the "Nevada Board") mails a written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), which acquires beneficial ownership of more than 10%, but not more than 15%, of the Company's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability requirement if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold the Company's voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the Company's Board of Directors, any change in the corporate charter, bylaws, management, policies or operations of the Company or any of its gaming affiliates or any other action which the Nevada Commission finds to be inconsistent with holding the Company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent.

     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable who holds, directly or indirectly, any beneficial ownership of the Company's voting securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or its gaming subsidiaries, the Company:
(i) pays such person any dividend or interest upon voting securities of the Company; (ii) allows such person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to such person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such person to relinquish his voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

     The Nevada Commission may, in its discretion, require the holder of any Debt Security of the Company to file applications, be investigated and be found suitable to own the Debt Security if it has reason to believe that such ownership would be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own a Debt Security, then pursuant to the Nevada Act, the Company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

     The Mississippi Gaming Commission has jurisdiction over the holders and beneficial owners of securities issued by the Company similar to that of the Nevada Commission and may also require their investigation and approval, and the New Jersey Casino Control Commission will have such jurisdiction and authority if the Company is subsequently licensed to conduct gaming operations in that state. An applicant must pay all costs of investigation incurred by a Gaming Authority in conducting an investigation relating to such applicant.

     Under Nevada and Mississippi law, the Company may not make a public offering of its securities without prior approval of the applicable Gaming Authorities if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such jurisdictions, or to retire or extend obligations incurred for such purposes or for similar transactions. On May 22, 1997, the Nevada Commission granted the Company prior approval to make public offerings for a period of two years, subject to certain conditions (the "Shelf Approval"). The Shelf Approval also applies to any affiliated company wholly owned by the Company (a "Gaming Affiliate") which is a publicly traded corporation or would become a publicly traded corporation pursuant to a public offering. The Shelf Approval also includes approval for the Company's registered and licensed subsidiaries to guarantee any security issued by, or to hypothecate their assets to secure the payment or performance of any obligation issued by, the Company or a Gaming Affiliate in a public offering under the Shelf Approval. However, the Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board and must be renewed biannually. The Shelf Approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of this Prospectus or any related Prospectus Supplement or the investment merits of the Securities offered. Any representation to the contrary is unlawful. The public offering of the Securities will be made pursuant to the Shelf Approval. The Company received a similar one-year waiver of approval requirements from the Mississippi Gaming Commission on May 29, 1997.

     Consistent with the foregoing, any indenture governing Debt Securities will provide that each holder and beneficial owner thereof, by accepting any of the Debt Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or beneficial owner must be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner shall apply for a license, qualification or finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is not found suitable (in each case, a "failure of compliance"), the Company shall have the right, at its option, (i) to require such person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Debt Securities at a redemption price equal to the lesser of (A) such person's cost or (B) 100% of the principal amount thereof, plus, in either case, accrued and unpaid interest to the earlier of the redemption date or the date of the failure of compliance, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority. The Company shall notify the trustee under the indenture applicable to such Debt Securities of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or finding of suitability.

     The foregoing is only a summary of the regulatory requirements applicable to the Company. For additional information regarding the regulation of the Company's gaming operations, see the discussion under the caption "Regulation and Licensing" in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated by reference in this Prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Set forth in the table below are the ratios of earnings to fixed charges of the Company for the six months ended June 30, 1997 and each of the years in the five-year period ended December 31, 1996.

                           SIX MONTHS ENDED
                            JUNE 30, 1997                   YEARS ENDED DECEMBER 31,
                         --------------------   ------------------------------------------------
                                                1996       1995       1994       1993      1992
                                                ----       ----       ----       ----      ----
Ratio of earnings to
    fixed charges (1)...    5.5                  8.3        8.2        4.5        1.5       1.4

(1) For purposes of computing the ratios, "earnings" consist of income before fixed charges, income taxes, extraordinary items and the cumulative effect of a change in accounting principle, adjusted to exclude capitalized interest and equity in undistributed earnings and losses of less-than-50%- owned ventures. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt discount and issuance costs, the Company's proportionate share of the interest cost of 50%-owned ventures, such as the joint venture which owns Monte Carlo, and the estimated interest component of rental expense.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include financing the development and construction of new facilities (including Bellagio, Beau Rivage and the planned project in Atlantic City), capital expenditures and working capital, to repay or repurchase outstanding indebtedness of the Company or its subsidiaries or for such other purposes as may be specified in an accompanying Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent to which such general provisions may apply to the Debt Securities will be described in a Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may constitute either senior secured debt, senior unsecured debt, senior subordinated debt or subordinated debt, or any combination thereof, of the Company. One or more series of Debt Securities may be issued under a single indenture amended in the case of each subsequent series of Debt Securities by a supplemental indenture to include the additional terms applicable to such series, or alternatively, any series of Debt Securities may be issued under a separate indenture. Each indenture pursuant to which any Debt Securities are issued (hereinafter referred to as an "Indenture," and collectively with any other Indentures, as the "Indentures") will be entered into between the Company, as obligor, and an institution to be named in the applicable Prospectus Supplement, as trustee (the "Trustee").

     The terms of any series of the Debt Securities include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Holders of each series of the Debt Securities are referred to the Indenture for such series and the Trust Indenture Act for a statement of such terms. A copy of the form of Indenture for the Debt Securities, which may be amended or modified for any series of Debt Securities as described in an applicable Prospectus Supplement, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indenture for such Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Debt Securities and such Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus, and the Prospectus Supplement(s) and supplemental indenture(s) with respect thereto. Wherever particular provisions or defined terms of an Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

     An Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder. Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. As of the date of this Prospectus, the Company has authorized the issuance under the Indentures of Debt Securities, the aggregate initial offering price of which (represented by the aggregate principal amount of Debt Securities issued at their principal amount or the issue price of Debt Securities issued at an original issue discount) does not exceed $750 million. Each series of Debt Securities will be denominated in United States dollars unless otherwise provided in the Prospectus Supplement relating thereto. The Debt Securities will be issued in denominations of $1,000 and integral multiples thereof unless otherwise provided in the Prospectus Supplement relating thereto.

     The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities, to the extent applicable to such Debt Securities: (i) the title of the Debt Securities and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities shall be issuable; (ii) any limit on the aggregate principal amount of the Debt Securities and any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced thereby to other indebtedness of the Company; (iii) the price or prices (expressed as a percentage of the respective aggregate principal amount thereof) at which the Debt Securities will be issued; (iv) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (v) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest (which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which such interest, if any, will accrue and the circumstances, if any, in which the Company may defer interest payments; (vi) the interest payment dates, if any, on which any interest on the Debt Securities will be payable, the record date for any interest payable on any Debt Securities and the person to whom interest shall be payable if other than the person in whose name the Debt Security is registered at the close of business on the record date for such interest; (vii) the place or places where principal of, premium, if any, and interest on the Debt Securities shall be payable; (viii) the terms applicable to any "original issue discount" (as defined in the Internal Revenue Code of 1986, as amended, and the regulations thereunder), including the rate or rates at which such original issue discount shall accrue; (ix) the right or obligation, if any, of the Company to redeem or purchase Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, or otherwise, the conditions, if any, giving rise to such right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, Debt Securities shall be redeemed or purchased, in whole or in part, and any provisions for the marketing of such Debt Securities; (x) if the amount of payments of principal of, premium, if any, and interest, if any, on the Debt Securities is to be determined by reference to an index, formula or other method, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (xi) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration or acceleration of the stated maturity thereof pursuant to an Event of Default; (xii) whether the Debt Securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary for the Debt Securities; (xiii) any listing of the Debt Securities on a securities exchange; (xiv) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xv) any additional events of default provided with respect to such Debt Securities;
(xvi) the terms, if any, on which such Debt Securities will be convertible into or exchangeable for other debt or equity securities; (xvii) the collateral, if any, securing payments with respect to such Debt Securities and any provisions relating thereto; and (xviii) any other material terms of the Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

     An Indenture will provide that each Holder, by accepting any of the Debt Securities subject thereto, shall be deemed to have agreed that if any Gaming Authority of any jurisdiction that holds regulatory, licensing or permit authority over the gaming or gaming-related activities of the Company or any of its subsidiaries or any joint venture or other entity in which the Company or any of its subsidiaries owns an interest requires that a person who is a Holder of Debt Securities or the beneficial owner of the Debt Securities of a Holder must be licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability, as the case may be, within the required time period. Such Indenture will further provide that if such person fails to apply or become licensed or qualified or is found unsuitable (in each case, a "failure of compliance"), the Company shall have the right, at its option, (i) to require such person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem within such 30-day or earlier period requested or prescribed by such Gaming Authority such Debt Securities at a redemption price equal to the lesser of (a) such person's cost or (b) 100% of the principal amount thereof, together, in either case, with accrued and unpaid interest to the earlier of the redemption date or the date of the failure of compliance, which may be less than 30 days following the notice of redemption if so requested or prescribed by such Gaming Authority. The Company shall notify the Trustee under such Indenture in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or owner may incur in connection with its application for a license, qualification or finding of suitability.

REGISTERED GLOBAL SECURITIES

     The registered Debt Securities of a series may be issued in the form of one or more registered Global Securities that will be deposited with and registered in the name of a depositary (each, a "Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more registered Global Securities will be issued, each in a denomination equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such registered Global Security. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a registered Global Security may not be transferred except as a whole by the Depositary for such registered Global Security to a nominee of such Depositary, or by such a nominee to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a registered Global Security will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered Global Security will be limited to persons that have accounts with the Depositary for such registered Global Security (collectively, the "participants") or persons holding interests through participants. Upon the issuance of a registered Global Security, the Depositary for such registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of certain states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in registered Global Securities.

     So long as the Depositary for a registered Global Security, or its nominee, is the registered owner of such registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such registered Global Security for all purposes under the Indenture applicable thereto. Except as set forth below, owners of beneficial interests in a registered Global Security will not be entitled to have the Debt Securities represented by such registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture applicable thereto. Accordingly, each person owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for such registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the Indenture applicable to such registered Global Security. The Company understands that under existing industry practices, if the Company requests any action of holders, or if an owner of a beneficial interest in a registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities represented by a registered Global Security registered in the name of a Depositary, or its nominee, will be made to such Depositary or its nominee, as the case may be, as the registered owner of such registered Global Security. None of the Company, the Trustee under the applicable Indenture or any other agent of the Company or agent of such Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for each registered Global Security representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such registered Global Security.

COVENANTS

Put Option Upon Change in Control

     If there is a Change in Control (the time of a Change in Control being referred to as the "Change in Control Date"), then the Company will (a) commence, within five business days following the Change in Control Date, an offer to repurchase (the "Repurchase Offer") all of the then outstanding Debt Securities at a price (the "Repurchase Price") of 101% of the principal amount, plus accrued interest to the Repurchase Date (as defined below) and (b) deposit with the Paying Agent an amount equal to the aggregate Repurchase Price for all Debt Securities then outstanding so as to be available for payment to holders of Debt Securities who elect to require the Company to repurchase all or a portion of their Debt Securities.

     An Indenture will require the Repurchase Offer to remain open from the time of mailing until 10 business days thereafter, unless a longer period is required by law or stock exchange rule or unless a majority of the Continuing Directors of the Company votes in favor of extending such period (the date on which the Repurchase Offer closes being the "Repurchase Date"). Under the tender offer rules currently in effect under the Exchange Act, the Repurchase Offer must remain open for at least 20 business days. The Company intends to comply with all applicable tender offer rules in connection with any Repurchase Offer.

Other Covenants

     Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

CERTAIN DEFINITIONS

     "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all forms of partnership interests or other equity interests in a person, including but not limited to any type of preference stock which for other purposes may not be treated as equity.

     "Change in Control" means, as to any Indenture (i) the time the Company first determines that any person or group, within the meaning of Section 14(d)(2) of the Exchange Act (other than any person who was at the date of such Indenture an officer or director of the Company or a group consisting of persons who were at the date of such Indenture officers or directors of the Company) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of the outstanding voting Capital Stock of the Company, unless a majority of the Continuing Directors approves the acquisition not later than 10 business days after the Company makes the determination, or (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Continuing Directors" means, as to any Indenture and as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on the date of such Indenture, (ii) had been a member of that Board of Directors for the two years immediately preceding such date of determination or (iii) was nominated for election or elected to that Board of Directors with the affirmative vote of the greater of (x) a majority of Continuing Directors who were members of that Board at the time of such nomination or election or (y) at least three Continuing Directors.

     "Existing Properties" means The Mirage, Treasure Island, the Golden Nugget and the Golden Nugget-Laughlin.

     "Gaming Authority" means any Governmental Authority that holds regulatory, licensing or permit authority over any gaming or gaming-related casino activities conducted or proposed to be conducted by the Company or any of its subsidiaries or any joint venture or other entity in which the Company or any of its subsidiaries owns an interest, including without limitation the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

     "Gaming License" means, as to any Indenture, every license, franchise or other authorization on the date of such Indenture or thereafter required to own, lease, operate or otherwise conduct gaming or gaming-related activities at any property owned or operated by the Company or any of its subsidiaries or any joint venture or other entity in which the Company or any of its subsidiaries owns an interest.

     "Indebtedness" of any person means any indebtedness, contingent or otherwise, but exclusive of deferred taxes, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or reimbursement obligations with respect to letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein (including pursuant to capitalized leases), except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, the guaranty of any Indebtedness (other than the guaranty of completion of construction).

     "Paying Agent" means, with respect to any series of Debt Securities, an office or agency where Debt Securities of that series may be presented for payment.

     "Qualified Government Obligations" means, with respect to any Debt Securities, direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which such Debt Securities are denominated, and which are not subject to prepayment, redemption or call.

     "subsidiary" of any specified person means (i) a corporation, a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly, owned by such person or by such person and a subsidiary or subsidiaries of such person or by a subsidiary or subsidiaries of such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

     "Trustee" means, as to any Indenture, the person named therein as such until a successor replaces it in accordance with the applicable provisions of such Indenture and thereafter means (i) during any period when a successor Trustee is serving as Trustee with respect to all of the Debt Securities to which such Indenture relates, such successor Trustee, and (ii) during any period when a successor Trustee is serving as Trustee with respect to one or more (but not all) series of Debt Securities to which such Indenture relates, as to each series the successor serving as Trustee with respect thereto.

SUCCESSOR CORPORATION AND ASSIGNMENT

     An Indenture will provide that the Company may not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, another person unless (i) the successor, if other than the Company, is a corporation organized under the laws of the United States or any state thereof or the District of Columbia, (ii) the successor, if other than the Company, assumes all obligations of the Company under the Debt Securities to which such Indenture relates and such Indenture, and (iii) immediately after such transaction no Default or Event of Default exists under such Indenture. Upon the occurrence of such a consolidation, merger or transfer in which there is a successor other than the Company, all such obligations of the Company will terminate.

EVENTS OF DEFAULT AND NOTICE THEREOF

     Unless otherwise indicated in the applicable Prospectus Supplement, the term "Event of Default," when used in an Indenture with respect to any series of Debt Securities, will mean any one of the following: (i) failure of the Company to pay (whether or not prohibited by applicable subordination provisions, if any), interest for 30 days on, or the principal when due of, any Debt Securities of such series; (ii) failure of the Company to comply with any of its other agreements or other covenants contained in such series of Debt Securities or in such Indenture and applicable to such series of Debt Securities, and continuance of such default for 60 days after notice (or in the case of certain defaults, without notice); (iii) the occurrence of an event of default under any instrument evidencing Indebtedness of the Company or of any subsidiary of the Company (or the payment of which is guaranteed by the Company or any subsidiary of the Company), if (a) such event of default results from the failure to pay principal of or interest upon maturity on any such Indebtedness, (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon upon maturity, aggregates $50,000,000 or more and (c) the default continues for a period of 60 days after the receipt by the Company of notice of such event from the Trustee under such Indenture or the holders of not less than 25% in principal amount of such series of Debt Securities then outstanding; (iv) entry of final judgments against the Company or any subsidiary or subsidiaries of the Company which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $50,000,000 and the judgments remain undischarged for 60 days after notice; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) a revocation, suspension or involuntary loss of any Gaming License by the Company or a subsidiary of the Company (after the same shall have been obtained) which results in the cessation of operation of the business at the Existing Properties for a period of more than 90 consecutive days.

     An Indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the Debt Securities subject thereto, give the holders of such Debt Securities notice of all uncured defaults known to it (the term "default" to include the events specified above without grace or notice), provided, that, except in the case of a default in the payment of principal of or interest on such Debt Securities, such Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.

     In case an Event of Default (other than certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to any series of Debt Securities, the Trustee under the Indenture relating to such series of Debt Securities or the holders of not less than 25% in principal amount of such series of Debt Securities then outstanding, by notice in writing to the Company (and to such Trustee if given by the holders of such series of Debt Securities), may declare the unpaid principal of and all accrued and unpaid interest on all such series of Debt Securities to be due and payable immediately. Such declaration may be rescinded by holders of a majority in principal amount of such series of Debt Securities then outstanding if, among other conditions, all existing Events of Default with respect to such series of Debt Securities (except non-payment of principal of or interest on such series that has become due solely because of the acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree.

     Defaults with respect to any series of Debt Securities (except, unless theretofore cured, a default in payment of principal of or interest on such series of Debt Securities or default with respect to a provision which cannot be modified under the terms of the applicable Indenture without the consent of each holder of the Debt Securities affected) may be waived by the holders of a majority in principal amount of such series of Debt Securities then outstanding upon the conditions provided in such Indenture.

     An Indenture will include a covenant that the Company will (so long as it has not been relieved of the obligation by covenant defeasance or discharge of such Indenture in accordance with the terms thereof) file annually with the Trustee under such Indenture a statement regarding compliance by the Company with the terms thereof and specifying any defaults thereunder of which the signers may have knowledge.

MODIFICATION OF THE INDENTURES

     Under an Indenture, the rights and obligations of the Company and the rights of the holders of the Debt Securities covered by such Indenture generally may be modified by the Company and the Trustee under such Indenture with the consent of the holders of not less than a majority in principal amount of the Debt Securities then outstanding affected by such modification. Notwithstanding the foregoing, without the consent of each affected holder of Debt Securities, an amendment or waiver with respect to such Indenture may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest on any Debt Security in a manner adverse to the holders thereof; (iii) reduce the principal of, or extend the stated maturity of any Debt Security or alter the redemption provisions of any Debt Securities in a manner adverse to the holders thereof; (iv) make any Debt Security payable in money other than that stated in such Debt Security; (v) waive a default in the payment of the principal of, or interest on, any Debt Security; or (vi) take any other action, if any, described in a Prospectus Supplement as requiring the consent of each affected holder of Debt Securities. Under certain circumstances, the Company and the Trustee may amend or supplement an Indenture without notice to or the consent of any holder of the Debt Securities covered by such Indenture.

SATISFACTION AND DISCHARGE OF INDENTURES

     Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture with respect to any series of Debt Securities will be discharged upon payment in full of such series of Debt Securities outstanding thereunder, or upon the deposit with the Trustee, in trust, of money or Qualified Government Obligations, or both, which, together with the predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, will provide money in an amount sufficient to pay and discharge the principal of and each installment of interest on such series of Debt Securities on the maturity or redemption date, as the case may be, in accordance with the terms of such Indenture and such series of Debt Securities issued thereunder. The Company will be entitled to make such a deposit if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of the applicable Indenture and will be subject to federal income tax in the same manner as would have been the case if such deposit and defeasance had not occurred.

COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, an Indenture will provide that the Company may be released from its obligations with respect to any series of Debt Securities to which such Indenture relates other than the Company's obligations with respect to the payment of principal of, premium, if any, and interest on such series of Debt Securities, and that such release will not be deemed to be an Event of Default under such Indenture with respect to any such series of Debt Securities ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust, of money or Qualified Government Obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay and discharge the principal of and each installment of interest on such series of Debt Securities on the maturity of such payments in accordance with the terms of the applicable Indenture and such series of Debt Securities issued thereunder. The Company will be entitled to make such a deposit if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax in the same manner as would have been the case if such covenant defeasance had not occurred.

CONCERNING THE TRUSTEE

     The applicable Prospectus Supplement relating to each issuance of Debt Securities will identify the Trustee under the Indenture relating to such Debt Securities. If more than one series of Debt Securities is outstanding under an Indenture, a Trustee may serve in such capacity with respect to the Debt Securities of one or more of such series. If more than one series of Debt Securities is outstanding under an Indenture, the holders of a majority in aggregate principal amount of each such series at any time outstanding may remove the Trustee with respect to such series (but not as to any other series) by so notifying the Trustee and may appoint a successor Trustee with respect to such series. Each reference in this Prospectus to the Trustee under an Indenture refers, in the case of each series of Debt Securities outstanding under such Indenture, to the Trustee for such series. Except as otherwise described in the applicable Prospectus Supplement or provided for in an Indenture, payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Debt Securities) of, Debt Securities issued under such Indenture will be effected by the Trustee under the Indenture applicable to such Debt Securities at such Trustee's corporate trust office, or at an office designated by such Trustee in New York, New York.

     An Indenture will contain certain limitations on the right of the Trustee under such Indenture, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee under each Indenture will be permitted to engage in other transactions; however, if a Trustee acquires any conflicting interest, it must eliminate such conflict or resign its position as Trustee.

     The holders of a majority in principal amount of any series of Debt Securities then outstanding under an Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under such Indenture applicable to such series of Debt Securities, provided that such direction would not conflict with any rule of law or with such Indenture, would not be unduly prejudicial to the rights of another holder of such Debt Securities and would not involve such Trustee in personal liability. An Indenture will provide that in case an Event of Default under such Indenture shall occur and be known to the Trustee under such Indenture (and not be cured), such Trustee will be required to use the degree of care of a prudent person in the conduct of such person's own affairs in the exercise of its power. Subject to such provisions, a Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the holders of the Debt Securities to which the Indenture relates unless such holders shall have offered to such Trustee security and indemnity satisfactory to it.

NO PERSONAL LIABILITY

     An Indenture will provide that no past, present or future director, officer, employee, stockholder or incorporator of the Company or any successor corporation shall have any liability for any obligations of the Company under the Debt Securities to which such Indenture relates or for any claim based on, in respect of or by reason of such obligations or their creation, by reason of such person's status as such director, officer, employee, stockholder or incorporator.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     The Company may issue, from time to time, shares of one or more series of Preferred Stock.

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in a Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and each Certificate of Designation relating to a specific series of the Preferred Stock (each, a "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement at or prior to the time of issuance of such series of Preferred Stock.

     Pursuant to the Articles of Incorporation, the Company has the authority to issue 5,000,000 shares of Preferred Stock. The Board of Directors of the Company is authorized to issue shares of Preferred Stock, in one or more series, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as are permitted by the Nevada Revised Statutes.

     The Board of Directors of the Company is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to such series, the following: (i) the designation of such series and the number of shares that constitute such series; (ii) the dividend rate (or the method of calculation thereof), if applicable, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of the Company; (iii) the dividend periods (or the method of calculation thereof), if applicable; (iv) the voting rights, if any, of the shares; (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of the Company and any other rights of the shares of such series upon any liquidation or winding-up of the Company; (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of the Company; (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities;
(viii) whether depositary shares representing shares of such series of Preferred Stock will be offered and, if so, the fraction of a share of such series of Preferred Stock represented by each depositary share (see "Description of Depositary Shares" below); (ix) whether the shares of such series of Preferred Stock will be listed on a securities exchange; and (x) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

DIVIDENDS

     Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company out of funds of the Company legally available therefor, cash dividends payable on such dates and at such rates, if any, per share set forth in the applicable Prospectus Supplement.

     Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank junior as to dividends to any series of Preferred Stock that may be issued in the future that is expressly senior as to dividends to such earlier series of the Preferred Stock. If at any time the Company has failed to pay accrued dividends on any such senior series at the time dividends are payable on a junior series, the Company may not pay any dividend on such junior series of Preferred Stock or redeem or otherwise repurchase shares of such junior series of Preferred Stock until such accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by the Company.

     Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity Preferred Stock of the Company or Common Stock of the Company may be converted into or exchanged for stock of the Company ranking junior to the series of Preferred Stock then senior to such junior or parity Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

     No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

     No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

     Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock of the Company ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding-up; or (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution, but, in either case, the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of the Company's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding-up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding- up of the Company, funds available for such purpose are insufficient to pay in full the amounts payable with respect to any series of the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with such series of the Preferred Stock, the holders of such series of the Preferred Stock of the Company and such other parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding-up of the Company.

VOTING RIGHTS

     Holders of Preferred Stock will not have any voting rights except as set forth in the applicable Prospectus Supplement or as otherwise from time to time required by law.

MISCELLANEOUS

     The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by the Company shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock on account of any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures or other agreements entered into by the Company. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments. Such Prospectus Supplement will also describe any material United States federal income tax considerations applicable to the Preferred Stock.

NO OTHER RIGHTS

     The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Articles of Incorporation or the applicable Certificate of Designation, or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The Company may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, the Company will issue Depositary Receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary") and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement to those persons purchasing Depositary Shares.

     The following description of the terms of the Depositary Shares sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in a Prospectus Supplement relating to such Depositary Shares. The forms of Deposit Agreement and Depositary Receipt will be filed with the Commission as exhibits to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of the Depositary Shares.

     Immediately following the issuance of fractional shares of a series of Preferred Stock by the Company, the Company will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

     Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     The following summary of certain provisions which will be included in the Deposit Agreement with respect to the Depositary Shares does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock represented by the Depositary Shares to the record holders of the Depositary Shares in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or other property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

     The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Preferred Stock Depositary on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be the fraction of the redemption price per share payable with respect to such series of the Preferred Stock equal to the fraction of a share of such Preferred Stock represented by a Depositary Share. If the Company redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock represented by Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

     Upon a holder's surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon such holder's payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares.

     Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder or upon such holder's order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of a majority of the Depositary Shares then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of any series of Preferred Stock represented by Depositary Shares and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company written notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

     The Preferred Stock Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities (the "Debt Warrants"), (ii) Common Stock (the "Common Stock Warrants") or (iii) Preferred Stock (the "Preferred Stock Warrants" and, collectively with the Debt Warrants and the Common Stock Warrants, the "Warrants").

     The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each, a "Debt Securities Warrant Agreement," a "Common Stock Warrant Agreement" or a "Preferred Stock Warrant Agreement," as the case may be, or collectively, the "Warrant Agreements"), including the forms of certificates representing the Warrants (the "Debt Warrant Certificate(s)," the "Common Stock Warrant Certificate(s)" or the "Preferred Stock Warrant Certificate(s)," as the case may be, or collectively, the "Warrant Certificates"), reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of Warrant will be, in each case, filed with the Commission as an exhibit to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of such Warrant.

     The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in a Prospectus Supplement relating to such Warrants. The following summary of certain provisions of the Warrants, the Warrant Agreements and the Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Securities Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificate(s) representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (iii) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (vi) a discussion of the material United States federal income tax considerations applicable to the exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

     Exercise of Debt Warrants. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following: (i) the procedures and conditions relating to the exercise of such Common Stock Warrants; (ii) the number of shares of Common Stock, if any, issued with such Common Stock Warrants; (iii) the date, if any, on and after which such Common Stock Warrants and any related shares of Common Stock will be separately transferable; (iv) the offering price of such Common Stock Warrants, if any; (v) the number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and the price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Common Stock Warrants; (viii) call provisions of such Common Stock Warrants, if any; and (ix) any other terms of the Common Stock Warrants.

     Common Stock Warrant Certificates will be exchangeable for new Common Stock Warrant Certificates of different denominations and Common Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, including, without limitation, the right to any dividend payments on the Common Stock purchasable upon such exercise.

     Exercise of Common Stock Warrants. Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Common Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

PREFERRED STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (i) the designation and terms of the shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (ii) the designation and terms of any related shares of Preferred Stock with respect to which such Preferred Stock Warrants are issued and the number of shares of such Preferred Stock, if any, issued with Preferred Stock Warrants; (iii) the date, if any, on and after which such Preferred Stock Warrants and any related shares of Preferred Stock will be separately transferable; (iv) the offering price of such Preferred Stock Warrants, if any; (v) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (viii) call provisions of such Preferred Stock Warrants, if any; and
(ix) any other terms of the Preferred Stock Warrants.

     Preferred Stock Warrant Certificates will be exchangeable for new Preferred Stock Warrant Certificates of different denominations and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus

Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, including, without limitation, any right to any dividend payments on the Preferred Stock purchasable upon such exercise.

     Exercise of Preferred Stock Warrants. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Preferred Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities in respect of which this Prospectus is delivered will be named in the applicable Prospectus Supplement. The applicable Prospectus Supplement with respect to such Securities will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The applicable Prospectus Supplement will describe the method of distribution of the Securities.

     If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company of certain expenses.

     If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement relating thereto.

     If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in such applicable Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

     Dealers and agents named in an applicable Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the applicable Prospectus Supplement relating thereto.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In addition, the Securities may be offered and sold by the holders thereof in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon any such sale of Securities, the respective holders thereof and any broker, dealer or underwriter participating therewith may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of such Securities may be less than or in excess of customary commissions.

     The anticipated date of delivery of Securities will be set forth in the applicable Prospectus Supplement relating to each offering.

     The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, and, as to certain matters of Nevada law, by Peter C. Walsh, Assistant General Counsel of the Company. Mr. Walsh holds options to purchase 209,000 shares of Common Stock.

                                    EXPERTS

     The consolidated balance sheets of Mirage Resorts, Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be paid by the Company in connection with the sale of the securities being registered in the Registration Statement are as follows:

     Securities and Exchange Commission registration fee..  $  227,273
     Accounting fees and expenses.........................      60,000
     Legal fees and expenses..............................     150,000
     Rating agency fees...................................     400,000
     Printing and engraving expenses......................     125,000
     Trustee and registrar fees and expenses..............      15,000
     Miscellaneous expenses...............................      72,727
                                                            ----------
          Total                                             $1,050,000
                                                            ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Revised Statutes and the Bylaws of the Company contain provisions for indemnification of officers, directors, employees and agents of the Company. The Bylaws provisions require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. In addition, the Company's Articles of Incorporation provide that officers and directors shall not be personally liable to the Company or its stockholders for damages for breach of their fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for the payment of a dividend in violation of Nevada law.

     The Company maintains in effect a liability insurance policy under which officers and directors of the Company and its subsidiaries are generally indemnified against losses and liability (including costs, expenses, settlements and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company or its subsidiaries all covered losses for which the Company or its subsidiaries grant indemnification to any officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. However, the policy excludes any claims or loss arising out of the filing of a registration statement under the Securities Act, the Exchange Act or any state Blue Sky or securities law.

        See Item 17 of this Part II for further information concerning indemnification of directors, officers and controlling persons of the Company.

ITEM 16.  EXHIBITS.

     4 Form of Indenture. Incorporated by reference to Exhibit 4 to the Registration Statement filed by the Registrant on Form S-3 under the Securities Act of 1933 (No. 333-07261).
     5     Opinion and Consent of Peter C. Walsh, Esquire.
     12    Computation of ratio of earnings to fixed charges.
     15 Letter from Arthur Andersen LLP re: unaudited interim financial information.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Peter C. Walsh, Esquire (contained in Exhibit 5).
     24    Power of Attorney (see pages II-4 and II-5).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i)and
              (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 29, 1997.

                                    MIRAGE RESORTS, INCORPORATED



                                    By:   /s/ STEPHEN A. WYNN
                                       ----------------------------------------
                                          Stephen A. Wynn
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Lee and Bruce A. Levin, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                       DATE
-------------------------  ---------------------------------  -----------------


/s/ STEPHEN A. WYNN         Chairman of the Board, President   October 29, 1997
-------------------------     and Chief Executive Officer
Stephen A. Wynn              (Principal Executive Officer)

SIGNATURE                                TITLE                       DATE
-------------------------  ---------------------------------  -----------------


/s/ DANIEL R. LEE          Senior Vice President -- Finance    October 29, 1997
-------------------------  and Development, Chief Financial
Daniel R. Lee              Officer and Treasurer (Principal
                           Financial and Accounting Officer)


/s/ ELAINE P. WYNN         Director                            October 29, 1997
-------------------------
Elaine P. Wynn



/s/ MELVIN B. WOLZINGER    Director                            October 29, 1997
-------------------------
Melvin B. Wolzinger



/s/ RONALD M. POPEIL       Director                            October 29, 1997
-------------------------
Ronald M. Popeil



/s/ DANIEL B. WAYSON       Director                            October 29, 1997
-------------------------
Daniel B. Wayson



/s/ GEORGE J. MASON        Director                            October 29, 1997
-------------------------
George J. Mason



/s/ RICHARD D. BRONSON     Director                            October 29, 1997
-------------------------
Richard D. Bronson